UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

TOTALIGENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41803	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 FAU Boulevard, Suite 400 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 360-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12b of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2026, Totaligent, Inc. (the “Company”) entered into an Extension Amendment (the “Amendment”) to the Binding Letter of Intent dated February 11, 2026 (the “LOI”) with Aetherium Medical (“Aetherium”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2026, the LOI sets forth the principal terms for a proposed acqui-hire transaction pursuant to which the Company would acquire Aetherium’s team, business plan, intellectual property, know-how, contacts, and related assets in exchange for equity in the Company.

The Amendment extends the target date for the negotiation and execution of definitive agreements (including, but not limited to, asset contribution agreements, intellectual property assignment agreements, employment or consulting agreements, and restricted stock agreements), and the target closing date of the transaction, from March 5, 2026, to April 10, 2026, to allow additional time for completion of negotiations and due diligence. The binding exclusivity period set forth in the LOI has been extended through April 10, 2026, or such earlier date as provided in the LOI, and is not affected by the Amendment. Except as expressly amended, all terms and conditions of the LOI remain in full force and effect.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Extension Amendment to Binding Letter of Intent, dated March 20, 2026, between Totaligent, Inc. and Aetherium Medical.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOTALIGENT, INC.

Date: March 24, 2026	By:	/s/ Edward C. DeFeudis
Edward C. DeFeudis
CEO

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